UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 22, 2010

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market @ The Landmark San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On June 22, 2010, Del Monte Foods Company (“Del Monte”) entered into a master confirmation accelerated stock buyback agreement (the “Master Confirmation”) with Goldman, Sachs & Co. (“Goldman Sachs”). On the same day, Del Monte and Goldman Sachs executed a supplemental confirmation (the “Supplemental Confirmation” and together with the Master Confirmation, the “ASB Agreement”) to effect a $100 million accelerated stock buyback transaction under the Master Confirmation. Del Monte is repurchasing these shares as part of its 3-year, $350 million share repurchase program, that it announced on June 10, 2010.

Under the ASB Agreement, Del Monte is paying $100 million to Goldman Sachs on June 25, 2010 from available cash on hand to purchase outstanding shares of its common stock, and it is receiving approximately 6.2 million shares of its common stock from Goldman Sachs on that date, which represents a substantial majority of the shares expected to be delivered to Del Monte in the transaction.

The ASB Agreement has enabled Del Monte to purchase the approximately 6.2 million shares immediately. The specific number of shares that Del Monte ultimately will repurchase in this transaction will be based generally on the average of the daily volume-weighted average share price of Del Monte’s common stock over the duration of the transaction, subject to other adjustments pursuant to the terms and conditions of the ASB Agreement. The ASB Agreement contemplates that final settlement of the repurchase transaction is expected to occur in September 2010, although the completion date may be accelerated or extended. At settlement, Del Monte may be entitled to receive additional shares of its common stock from Goldman Sachs or, under certain circumstances specified in the ASB Agreement, Del Monte may be required to deliver shares or make a cash payment (at its option) to Goldman Sachs. The repurchased shares will be held in treasury.

Master Confirmation

The Master Confirmation contains the principal terms and provisions governing the transaction, including, but not limited to, the mechanism used to determine the precise number of shares that will be delivered, the required timing of delivery of the shares, the permitted methods and required timing of settlement, the specific circumstances under which Goldman Sachs is permitted to make adjustments to valuation periods and calculations, the specific circumstances under which the transaction may be terminated early, definitions of terms used throughout the ASB Agreement and various acknowledgements, representations and warranties made by Del Monte and Goldman Sachs to one another. Although the Master Confirmation is set up to accommodate multiple transactions, Del Monte has not agreed to (or determined to pursue) any transactions other than the transaction entered into on June 22, 2010.

Supplemental Confirmation

The Supplemental Confirmation sets forth certain terms of the transaction that are referenced in the Master Confirmation, including, but not limited to, the number of initial shares to be delivered to Del Monte, the initial payment amount, and the scheduled termination date.

The foregoing summaries of the Master Confirmation and the Supplemental Confirmation do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which (in redacted form subject to a confidential treatment request submitted to the Securities and Exchange Commission) are filed as Exhibits 10.1 and 10.2, respectively, to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

Exhibit	Description

†10.1	Master Confirmation entered into by Del Monte and Goldman Sachs on June 22, 2010

†10.2	Supplemental Confirmation entered into by Del Monte and Goldman Sachs on June 22, 2010

† Confidential treatment has been requested as to portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: June 25, 2010	By:	/s/ James Potter

Name:	James Potter
Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

†10.1	Master Confirmation entered into by Del Monte and Goldman Sachs on June 22, 2010

†10.2	Supplemental Confirmation entered into by Del Monte and Goldman Sachs on June 22, 2010

† Confidential treatment has been requested as to portions of this exhibit.

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